UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 9, 2023
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JANONE INC.
(Exact Name of Registrant as Specified in Charter)
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Nevada	000-19621	41-1454591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV 89119
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: 702-997-5968
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JAN	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On October 9, 2023, JanOne Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) to vote on the matters disclosed in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 28, 2023. The final voting results for the matters submitted to a vote of stockholders were as follows:
Proposal No. 1 – Election of Directors
At the Annual Meeting, the Company’s stockholders elected the persons listed below as directors for a one-year term expiring on the date of the Annual Meeting in 2024 or until their respective successors are duly elected and qualified:

	Votes
Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Tony Isaac	3,907,992	258,110	1,739,610
Richard D. Butler, Jr.	3,870,056	296,046	1,739,610
Nael Hajjar	3,882,550	283,552	1,739,610
John Bitar	3,883,059	283,043	1,739,610
Proposal No. 2 – Approval of the 2023 Equity Incentive Plan
The Company’s stockholders approved the 2023 Equity Incentive Plan.

Votes
For	Against	Abstain
3,834,918	326,194	4,990
Proposal No. 3 – Approval of Nasdaq Preferred Stock Conversion Proposal
The Company’s stockholders approved the Nasdaq Preferred Stock Conversion Proposal.

Votes
For	Against	Abstain
3,864,729	185,155	16,218
Proposal No. 4 – Ratification of Independent Accounting Firm
The Company’s stockholders ratified the appointment of Hudgens CPA, PLLC as the Company’s independent registered public accounting firm for fiscal 2024.

Votes
For	Against	Abstain
5,510,832	73,507	321,373

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JanOne Inc.

	By:	/s/ Tony Isaac
	Name:	Tony Isaac
	Title:	President and Chief Executive Officer

Dated: October 11, 2023